                                                                   EXHIBIT 10(b)

                          THE SHERWIN-WILLIAMS COMPANY
                                 1994 STOCK PLAN

                      (AMENDED AND RESTATED JULY 26, 2000)

         The Sherwin-Williams Company 1994 Stock Plan (the "Plan") is amended and restated effective as of July 26, 2000. The Plan was established effective as of 12:00:01 a.m. on February 16, 1994. The purpose of the Plan is to attract and retain key executive, managerial, technical and professional personnel for The Sherwin-Williams Company and its subsidiaries by providing incentives and rewards for superior performance by such personnel.

                                    ARTICLE I
                                   DEFINITIONS

         As used herein, the following terms shall have the following respective meanings unless the context clearly indicates otherwise:

         1.01 Appreciation Right. A right to receive from the Company, upon surrender of the related stock option, an amount equal to the Spread in accordance with Article IV.

         1.02  Board of Directors. The Board of Directors of the Company.

         1.03 Code. The Internal Revenue Code of 1986, as the same has been or may be amended from time-to-time.

         1.04 Committee. The Compensation and Management Development Committee of the Board of Directors or such other committee composed of not less than three (3) independent directors appointed by the Board of Directors.

         1.05 Common Stock. Common Stock of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Article VIII.

         1.06 Company. The Sherwin-Williams Company, or its corporate successor or successors.

         1.07 Date of Grant. The date specified by the Board of Directors on which a grant of Option Rights or Appreciation Rights or a grant or sale of Restricted Stock shall become effective (which date shall not be earlier than the date on which the Board of Directors takes action with respect thereto).

         1.08 Eligible Employees. Persons who are selected by the Board of Directors and who are, at the time such persons are selected, officers (including officers who are members of the Board of Directors) or other key employees of the Company or any of its Subsidiaries.

         1.09 Fair Market Value. The average between the highest and the lowest quoted selling price of the Company's Common Stock on the New York Stock Exchange or any successor exchange.

         1.10 ISO. An "incentive stock option" within the meaning of section 422 of the Code.

         1.11 Option Right. The right to purchase a share of Common Stock upon exercise of an option granted pursuant to Article III.

         1.12 Participant. An Eligible Employee named in an agreement or notice of grant evidencing an outstanding Option Right, Appreciation Right, Restricted Stock or stock option granted under any stock option plan heretofore or hereafter approved by the shareholders of the Company.

         1.13 Plan. The Sherwin-Williams Company 1994 Stock Plan, as the same may be amended from time-to-time.

         1.14 Restricted Stock. Shares of Common Stock granted or sold pursuant to Article V as to which neither the substantial risk of forfeiture nor the prohibition or restriction on transfer referenced to therein has lapsed, terminated or been cancelled.

         1.15 Section 16. Section 16 of the Securities Exchange Act of 1934, as the same has been and may be amended from time-to-time.

         1.16 Spread. The excess of the Fair Market Value per share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related stock option.

         1.17 Subsidiary. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option Right, Appreciation Right or the grant or sale of Restricted Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         1.18  Tax Date. The date upon which the tax is first determinable.

                                   ARTICLE II
                             COMMON STOCK AVAILABLE

         2.01 Number of Shares. The shares of Common Stock which may be (a) sold upon the exercise of Option Rights, (b) delivered upon the exercise of Appreciation Rights, or (c) awarded or sold as Restricted Stock and released from substantial risks of forfeiture thereof shall not exceed in the aggregate 14,000,000 shares plus the number of shares of Common Stock previously authorized pursuant to the Plan which are available as of the date hereof, all subject to adjustment as provided in Articles VII and VIII. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

         2.02 Reuse of Shares. If an Option Right or portion thereof shall expire or terminate for any reason without having been exercised in full, or if the rights of a Participant in Restricted Stock shall terminate prior to the lapse of the substantial risk of forfeiture relating thereto, the shares covered by such Option Right or Restricted Stock grant not transferred to the Participant shall be available for future grants of Option Rights and/or Restricted Stock.

                                   ARTICLE III
                                  OPTION RIGHTS

         3.01 Authorization and Terms. The Board of Directors may from time-to-time authorize the granting of Option Rights to Eligible Employees to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations and shall be subject to the following terms, conditions and limitations:

                  (A) Each grant shall specify the number of shares of Common Stock to which it pertains.

                  (B) Each grant shall specify an option price per share equal to the Fair Market Value per share on the Date of Grant, and that such option price shall be payable in full at the time of exercise of the Option Right either (i) in cash, (ii) by exchanging for the shares to be issued hereunder pursuant to the exercise of the Option Right previously acquired shares of the Company's Common Stock held for such period of time, if any, as the Board of Directors may require (valued at an amount equal to the Fair Market Value of such stock on the date of exercise), or (iii) by a combination of the payment methods specified in clauses (i) and (ii) hereof. The proceeds of sale of Common Stock subject to Option Rights are to be added to the general funds of the Company or to the shares of the Common Stock held in treasury and used for the Company's corporate purposes as the Board of Directors shall determine.

                  (C) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised.

                  (D) The Option Rights may be either (i) options which are intended to qualify under particular provisions of the Code, as in effect from time-to-time, including, but not limited to, ISOs, (ii) options which are not intended to so qualify or (iii) any combination of separate grants of both (i) and (ii).

                  (E) The aggregate Fair Market Value of the Common Stock (determined as of the time the Option Right with respect to such Common Stock is granted) for which any Eligible Employee may be granted options which are intended to qualify as ISOs and which are exercisable for the first time by such Participants during any calendar year (under all plans of the Company and Subsidiaries, if any) shall not exceed $100,000.

                  (F) To receive incentive stock option treatment, no disposition of any shares of Common Stock obtained through the exercise of an incentive stock option can be made either two years from the date of the granting of the Option Right, or one year from the transfer of such shares to the Participant.

                  (G) An Option Right (until terminated as provided herein) shall be exercisable to the extent of one-third of the shares granted one full year from the date of grant and to the extent of an additional one-third of such shares on the date two years and the date three years from the date of grant. In the event of the death of the Participant, any Option Rights outstanding shall, notwithstanding the provision providing for accrual in installments set forth in the preceding sentence, become immediately exercisable in full. To the extent exercisable, the Option Rights may be exercised in whole or in part from time-to-time.

                  (H) Upon a filing pursuant to any federal or state law in connection with any tender offer for shares of Common Stock (other than a tender offer by the Company) or upon the signing of any agreement for the merger or consolidation of the Company with another corporation or for the sale of substantially all of the assets of the Company to another corporation, which tender offer, merger, consolidation or sale if consummated would, in the opinion of the Board of Directors, be likely to result in a change in control of the Company, any Option Rights outstanding shall, notwithstanding any provisions providing for accrual in installments, become immediately exercisable in full. In the event that any such tender offer, merger, consolidation or sale be abandoned or, in the opinion of the Board of Directors, is not likely to be consummated, the Board of Directors may by notice to the Participant nullify the effect of the immediately preceding sentence and reinstate any provisions providing for accrual in installments, but without prejudice to any exercise of Option Rights that may have occurred prior to such nullification.

                  (I) All rights under any Option Right, including any Option Right installment which has not previously become exercisable, shall cease and terminate on the earliest of the following dates:

                       (i) The date on which the Participant ceases to be an employee of the Company or a Subsidiary for any reason whatsoever unless the Participant ceases to be such employee by reason of (a) death or (b) retirement under a retirement plan of the Company or a Subsidiary at or after the earliest voluntary retirement age provided for in such plan or retirement at an earlier age with the consent of the Board of Directors ("Retirement");

                       (ii) Three years after the date of the death of the Participant if (a) the Participant dies while an employee of the Company or a Subsidiary, or (b) the Participant dies following his/her Retirement;

                       (iii) Ten years from the date on which the Option Right was granted; and

                       (iv) The date on which the Participant intentionally commits an act materially harmful to the interests of the Company or a Subsidiary as determined by the Board of Directors.

                  (J) To receive ISO treatment under the Internal Revenue Code, as amended, the Option Right must be executed within three months after the date the Participant ceases to be an employee of the Company or a Subsidiary by reason of Retirement.

                  (K) Nothing contained in this Plan shall limit whatever right the Company or a Subsidiary might otherwise have to terminate the employment of the Participant, and the terms of an Option Right shall not be affected in any manner by any employment or other agreement between the Participant and the Company or any Subsidiary.

                  (L) An Option Right shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law. An Option Right shall not be exercisable if at the time of exercise such exercise would require registration under the Securities Act of 1933, as amended, or under any similar federal securities law then in effect, of the shares of Common Stock or other securities to be purchased thereunder, and such registration shall not then be effective. The Company shall register the shares of Common Stock or other securities covered by an Option Right under any such law if (i) such registration shall be necessary to the exercise of an Option Right and the Board of Directors shall not determine that such registration would result in undue expense or undue hardship to the Company or (ii) the Board of Directors, in it sole discretion, shall determine that such registration is desirable to effect the purposes for which the Option Right is granted and would not result in undue expense or undue hardship to the Company.

                  (M) Each grant of Option Rights shall be evidenced by a notice of grant issued on behalf of the Company and delivered to the Eligible Employee.

                  (N) The maximum number of shares for which Option Rights may be granted to any Eligible Employee during any calendar year shall not exceed 1,000,000.

                                   ARTICLE IV
                               APPRECIATION RIGHTS

         4.01 Generally. The Board of Directors may from time-to-time grant Appreciation Rights in respect of any or all stock options heretofore or hereafter granted (including stock options simultaneously granted) pursuant to any stock option plan or employment agreement of the Company now or hereafter in effect, whether or not such stock options are at such time exercisable, to the extent that such stock options at such time have not been exercised and have not been terminated. The terms and provisions of such Appreciation Rights shall be subject to the limitations and provisions of the Plan. The amount which may be due the Participant at the time of the exercise of an Appreciation Right may be paid by the Company in whole shares of Common Stock (taken at their Fair Market Value at the time of exercise), in cash or a combination thereof, as the Board of Directors shall determine.

         4.02 Exercise of Appreciation Rights. An Appreciation Right may be exercised at any time when the related stock option may be exercised by the surrender to the Company, unexercised, of the related stock option. Shares covered by stock options so surrendered shall not be available for the granting of further stock options under any stock option plan of the Company or a Subsidiary, anything in such plan to the contrary notwithstanding.

         4.03 Limitation on Payments. The amount payable on the exercise of any Appreciation Rights may not exceed 100% (or such lesser percentage as the Board of Directors may determine) of the excess of (i) the Fair Market Value of the shares of Common Stock covered by the related option as determined on the date such Appreciation Right is exercised over (ii) the aggregate option price provided for in the related stock option.

         4.04 Termination of Appreciation Right. An Appreciation Right shall terminate and may no longer be exercised upon the earlier of (i) exercise or termination of the related stock option or (ii) any termination date specified by the Board of Directors at the time of grant of such Appreciation Right.

         4.05 Limitation on Number of Appreciation Rights. The maximum number of shares for which Appreciation Rights may be granted to any Eligible Employee during any calendar year shall not exceed 1,000,000.


                                    ARTICLE V
                                RESTRICTED STOCK

         5.01 Authorization and Terms. The Board of Directors may, from time-to-time and upon such terms and conditions as it may determine, authorize the granting or sale to Eligible Employees of Restricted Stock. Each grant or sale may utilize any or all of the authorizations and shall be subject to all of the following limitations:

                  (A) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services and shall entitle such Participant to voting, dividend and other ownership rights, as the Board of Directors may determine, subject, however, to a substantial risk of forfeiture and restrictions on transfer as the Board of Directors may determine.

                  (B) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per share at the Date of Grant.

                  (C) Each such grant or sale shall provide that the shares of Restricted Stock covered by such grant or sale are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations thereunder.

                  (D) Each such grant or sale shall provide that during the period for which the substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Board of Directors at the Date of Grant.

                  (E) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with the Plan, as the Board of Directors may approve.

                  (F) Each grant or sale shall be subject to a vesting requirement. The percentage of the number of shares of Restricted Stock granted to any Participant that such Participant shall be entitled to receive without restriction shall be based upon a comparison of the average return on average equity of the Company and a group of other companies. The number of shares of Restricted Stock which a Participant shall be entitled to receive without restriction shall be determined in accordance with the following table:

         Average Return on
         Average Equity Percentile Ranking
         of the Company Compared                                  Percentage of
         to Group of Other Companies                              Shares Vesting
         ---------------------------                              --------------

         80th to 100th Percentile ....................................     100%
         75th to 80th Percentile .....................................      90%
         70th to 75th Percentile .....................................      80%
         65th to 70th Percentile .....................................      70%
         60th to 65th Percentile .....................................      60%
         55th to 60th Percentile .....................................      50%
         50th to 55th Percentile .....................................      40%
         Less than 50th Percentile ...................................       0%

                  The maximum number of shares of Restricted Stock that may be granted to any Eligible Employee during any calendar year shall not exceed 1,000,000.

                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN



         6.01 Generally. The Plan shall be administered by the Board of Directors, which may from time-to-time delegate all or any part of its authority under the Plan to a Committee. The members of the Committee shall not be eligible and shall not have been eligible for a period of at least one year prior to their appointment, to participate in the Plan. A majority of the Board of Directors or the Committee, if applicable, shall constitute a quorum, and the action of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Board of Directors or the Committee, as applicable. No Restricted Stock, Option Right or Appreciation Right shall be granted or sold under the Plan to any member of the Committee so long as his membership continues.

         6.02 Interpretation and Construction. The interpretation and construction by the Board of Directors of any provision of the Plan or of any agreement, notification or document evidencing the grant of Restricted Stock, Option Rights or Appreciation Rights and any determination by the Board of Directors pursuant to any provision of the Plan or of any such agreement, notification or document, made in good faith, shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

         7.01 Amendment of the Plan. The Plan may be amended from time-to-time by the Board of Directors without further approval by the shareholders of the Company unless such amendment (i) increases the maximum number of shares specified in Article II (except that adjustments authorized by Section 8.02 shall not be limited by this provision), (ii) changes the definition of "Eligible Employees" or (iii) causes Rule 16b-3 issued under the Securities Exchange Act of 1934 (or any successor rule to the same effect) to cease to be applicable to the Plan.

         7.02 Amendment of the Agreements. The Board of Directors may cancel or amend any agreement or notice of grant evidencing Restricted Stock, Option Rights or Appreciation Rights granted under the Plan provided that, except as provided in Section 8.02, the option price per share may not be increased or decreased following the Date of Grant of the related Option Right.

         7.03 Automatic Termination. The Plan will terminate at midnight on February 16, 2003; provided, however, that Option Rights and Appreciation Rights granted on or before that date may extend beyond that date and restrictions imposed on Restricted Stock transferred on or before that date may extend beyond such date.


                                  ARTICLE VIII
                                 MISCELLANEOUS

         8.01 Transferability. No Option Right or Appreciation Right shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant. No right or interest of any Participant granted under the Plan shall be subject to alienation, anticipation, encumbrance, garnishment, attachment, any lien, obligation or liability of such Participant, or execution or levy of any kind, voluntary or involuntary, except as provided herein or required by law.

         8.02 Adjustments. The Board of Directors may make or provide for such adjustments in the exercise price, sale price and the number or kind of shares of the Company's Common Stock or other securities covered by outstanding Option Rights, Appreciation Rights or Restricted Stock grants as such Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. The Board of Directors may also make or provide for such adjustments in the number or kind or shares of the Company's Common Stock or other securities which may be sold or transferred under the Plan and in the maximum number of shares that may be purchased or received by any person, as such Board of Directors in its sole discretion, exercised in good faith, may determine is appropriate to reflect any event of the type described in clauses (i) and/or (ii) of the preceding sentence.

         8.03 Fractional Shares. The Company shall not be required to sell or transfer any fractional share of Common Stock pursuant to the Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

         8.04 Withholding Taxes. The Company shall have the right to deduct from any transfer of shares or other payment under this Plan an amount equal to the Federal, state and local income taxes and employment taxes required to be withheld by it with respect to such transfer and payment and, if the cash portion of any such payment is less than the amount of taxes required to be withheld, to require the Participant or other person receiving such transfer or payment, to pay to the Company the balance of such taxes so required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay to the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding settlement will be valued at an amount equal to the Fair Market Value of such Common Stock on the Tax Date. Election by a Participant to have shares withheld or to deliver other shares of Common Stock for this purpose will be subject to the following restrictions:
(i) such election must be made prior to the Tax Date, (ii) such election will be irrevocable, and (iii) such election will be subject to the disapproval of the Board of Directors.

         8.05 Not an Employment Contract. This Plan shall not confer upon any Eligible Employee or Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right such Eligible Employee, Participant, the Company or any Subsidiary would otherwise have to terminate such Participant or Eligible Employee's employment at any time.

         8.06 Invalidity of Provisions. Should any part of the Plan for any reason be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall continue in full force and effect as if the Plan had been adopted with the invalid portion hereof eliminated, it being the intention of the Company that it would have adopted the remaining portion of the Plan without including any such part, parts or portion which may for any reason be hereafter declared invalid.

         8.07 Effective Date. The Plan became effective at 12:00:01 a.m. on February 16, 1994 following its approval at the April 28, 1993 Annual Meeting of Shareholders of the

Company by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote thereat. The Plan shall be deemed to have been adopted on the date of such meeting.